                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Magic Lantern Group, Inc., formerly named JKC Group, Inc. (the "Company"), for the registration of 64,300,000 shares of its Common Stock and to the incorporation by reference therein of our report on the consolidated financial statements of Magic Lantern Communications Ltd. and subsidiaries dated June 14, 2002 included in the Proxy Statement of the Company dated October 15, 2002 filed with the Securities and Exchange Commission.





                                                        LAZAR LEVINE & FELIX LLP


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December 30, 2002